Exhibit 32.1

NEXT BRIDGE HYDROCARBONS, INC.

Certification of Principal Executive Officer

and Principal Financial Officer

I, Clifton DuBose, Jr., certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report on Form 10-Q of Next Bridge Hydrocarbons, Inc. for the quarterly period ending March 21, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Next Bridge Hydrocarbons, Inc.

 Date: May 15, 2023

/s/ Clifton DuBose, Jr.
By:	Clifton DuBose, Jr.
Title:	Chief Executive Officer and President
(Principal Executive Officer)

I, Lucas T. Hawkins, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report on Form 10-Q of Next Bridge Hydrocarbons, Inc. for the quarterly period ending March 31, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Next Bridge Hydrocarbons, Inc.

Date: May 15, 2023

/s/ Lucas T. Hawkins
By:	Lucas T. Hawkins
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)